Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-106656) of First BanCorp of our report dated June 29, 2011 relating to the financial statements of FirstBank 401(k) Retirement Plan for Residents of Puerto Rico (Section 1165(e)) which appears in this Form 11-K.
PricewaterhouseCoopers LLP
San Juan, Puerto Rico
June 29, 2011

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